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                                                                   Exhibit 10.27

proteon                                            Proteon. Inc
--------                                           Nine Technology Drive
                                                   Wesborough, MA 01581-1799
                                                   508 / 898-2800


March 11, 1996


Mr. William T. Greer
53 South Street
Upton, MA 01568

Dear Tim:

It is my pleasure to offer you the position of Vice President Sales for North, South and Latin America, reporting directly to me.

The terms of our agreement will be as follows:

- BASE SALARY: You will receive an initial minimum annual base salary of $95,000, which will be reviewed annually, plus incentive and bonus compensation as described below.

- INCENTIVE COMPENSATION: You will be eligible for $67,000, Incentive Compensation, without a cap, based on Sales Revenue performance.

- BONUS: You will be eligible for an additional annual MIP bonus compensation of 40% of Base salary. ($38,000 annualized target on base salary of $95,000, for example). Payment of this bonus is based upon Proteon's Management Incentive Program.

- STOCK: A recommendation will be made to the Compensation Committee that you receive an option to purchase 25,000 shares of stock which vest over a 4 year period.

Tim, I look forward to the contributions you will make in your new role at Proteon, and wish you great success. Please indicate your acceptance of this offer by signing below. Please return one copy of the signed offer letter.

It is understood that the contents herein are confidential to both yourself and Proteon.

Sincerely,


/s/ Daniel J. Capone, Jr.

Daniel J. Capone, Jr.
President and C.E.O.

Accepted by:                                 Start date:
            --------------------------------            -----------------------
                    William T. Greer